UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14301 North 87th Street, Suite 216
Scottsdale, Arizona 85260
--------------------------------------------------
(Address of principal executive offices) (Zip Code)

(480) 607-7093
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The disclosure set forth under Item 5.02 is incorporated by reference herein.

Item 5.02 Compensatory Arrangements of Certain Officers.

On January 25, 2007, the board of directors (the “Board”) of El Capitan Precious Metals, Inc. (the “Company”) approved and adopted a bonus program applicable to its officers, directors and to be determined outside consultants, upon any sale of the Company’s El Capitan property (the “Bonus Program”). Pursuant to the Bonus Program, the bonus recipients are entitled to receive an aggregate bonus based upon the incremental value received by the Company for the sale of the El Capitan property in excess of $63.1 million, the Company’s market capitalization on January 25, 2007, the date the Bonus Program was effective. The allocation of any such bonus amount amongst the bonus recipients is to be determined by the Company’s compensation committee, with consultation of the Board. The payment of any bonus under the Bonus Program shall be in accordance with the Company’s receipt of proceeds from an applicable sale of the El Capitan property.

The description of the terms of the Bonus Program is set forth in Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

10.1  Summary of terms of Bonus Program as adopted on January 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

Date: January 31, 2007	/s/ Stephen J. Antol
Stephen J. Antol
Chief Financial Officer